Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Diodes Incorporated of our report dated February 11, 2020, related to the consolidated financial statements of Diodes Incorporated and Subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for leases) and the effectiveness of internal control over financial reporting of the Company appearing in this Annual Report on Form 10-K for the year ended December 31, 2019:

•	Registration Statements on Form S-8 (No. 333-106775, No. 333-124809 and No. 333-189299) pertaining to the 2001 Omnibus Equity Incentive Plan of Diodes Incorporated; and
•	Registration Statements on Form S-8 (No. 333-189298, No. 333-212327 and No. 333-220019) pertaining to the Diodes Incorporated 2013 Equity Incentive Plan.

/s/ Moss Adams LLP

Los Angeles, California

February 11, 2020